UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported) April 5, 2006
SOLECTRON CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 957-8500
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 1 – Registrant’s Business and Operations
ITEM 1.01 Entry into a Material Definitive Agreement
Board Compensation
On April 5, 2006, the Solectron Board of Directors conducted its annual review of director compensation and approved an update to the independent, non-employee director compensation policy disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2005 and in Solectron’s Definitive Proxy Statement filed with the SEC on December 8, 2005. The update was based on recommendations from the Executive Compensation and Management Resources Committee, which analyzed external benchmarking data provided by the Committee’s independent compensation consulting firm. The updated policy offers an equity compensation package that the Board believes is commensurate with other public companies and better aligns director and shareholder interests.
Effective immediately, each independent, non-employee director will receive an annual stock option on December 1 to purchase 40,000 shares of Solectron common stock, an increase of 20,000 shares. The fair market value options vest monthly over twelve months. Pursuant to the updated compensation policy, on April 5, 2006, each independent director received an option for 20,000 shares (with vesting credit for the period 12/1/05 to 4/5/06) as a supplemental grant to the 20,000 option shares each received on December 1, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2006	Solectron Corporation
/s/ Warren Ligan
Warren Ligan
Senior Vice President and Chief Accounting Officer